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                                                                 Exhibit (10)(b)






                                           January 11, 2002



Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102


Ladies and Gentlemen:


     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the registration statement on Form N-4 for Pruco Life Flexible Premium Variable Annuity Account (File No. 333-37728). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                               Very truly yours,


                                               SHEA & GARDNER


                                               By: /s/ Christopher E. Palmer
                                                   ----------------------------
                                                   Christopher E. Palmer